SCHEDULE 14A
                                 (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.            )

Filed by the Registrant <checked-box>

Filed by a Party other than the Registrant <square>

Check the appropriate box:

<square>   Preliminary  Proxy  Statement
<square>   Confidential, For Use ofthe Commission  Only
           (as Permitted by Rule 14a-6(e) (2))

<checked-box>  Definitive Proxy Statement

<square>  Definitive Additional Materials

<square>  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                    Merry Land Properties, Inc.

         (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     <checked-box> No fee required.

     <square>  Fee  computed  on table below per Exchange  Act  Rules  14a-
               6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



     (4) Proposed maximum aggregate value of transaction:



     (5) Total fee paid:



     <square> Fee paid previously with preliminary materials.

     <square> Check  box  if   any part of the fee is offset as provided by
Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:



     (2) Form, Schedule or Registration Statement No.:



     (3) Filing Party:



     (4) Date Filed:

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             APRIL 15, 1999

            TO THE SHAREHOLDERS OF MERRY LAND PROPERTIES, INC.

     The Annual Meeting of Shareholders of Merry Land Properties, Inc. will be held at the MORRIS MUSEUM OF ART, ONE TENTH STREET, AUGUSTA, GEORGIA, ON THURSDAY, APRIL 15, 1999, AT 10:00 A.M. for the following purposes:

   1. TO ELECT ONE DIRECTOR TO A TERM EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS.

   2. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

   3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

   The close of business on March 8, 1999 has been set by the directors as the record date for determination of the shareholders of the Company who are entitled to notice of and to vote at the meeting. A copy of the 1998 Annual Report is enclosed.

   ALL SHAREHOLDERS, ESPECIALLY THOSE WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO DATE, VOTE AND SIGN THE ENCLOSED PROXY CARD, INDICATING ANY VOTING INSTRUCTIONS, AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE.

                                       By order of the Board of Directors,




                                       DORRIE E. GREEN
                                       Secretary
                                       March 25, 1999

                    PLEASE VOTE AND RETURN THE ENCLOSED

                            PROXY CARD PROMPTLY
                        MERRY LAND PROPERTIES, INC.
                            ---------------
                            PROXY STATEMENT
                            ---------------


   GENERAL This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the Annual Meeting of Shareholders of Merry Land Properties, Inc. to be held Thursday, April 15, 1998 at the Morris Museum of Art, One Tenth Street, Augusta, Georgia at 10:00 A.M. The Company's principal executive offices are located at 624 Ellis Street, Augusta, Georgia 30901 and its telephone number is 706/722-6756. This Proxy Statement and the enclosed proxy are being first mailed to the Company's Shareholders on or about March 25, 1999.

   VOTING When proxies are properly executed and returned, the shares of common stock they represent will be voted or abstained at the meeting in accordance with any directions noted. If no directions are noted, they will be voted to elect the director nominated by the Board, and to ratify the appointment of Arthur Andersen, LLP as independent public accountants for the fiscal year ended December 31, 1999. The Company's management knows of no other matters to be presented or considered at the meeting; however, the proxies named shall have discretionary authority to vote on any other matter which may properly be presented at the meeting. In addition, the proxies shall have the authority to vote for any person for election as a director in lieu of the nominated if the nominee is unable to serve. It is not contemplated that the nominee will be unable to serve.

   The following rules govern voting at the Annual Meeting:

        A majority of the shares of common stock entitled to vote will constitute a quorum. Shares of common stock are counted for quorum purposes if they are represented for any purpose at the meeting other than solely to object to holding the meeting or transacting business at the meeting. Shares of preferred stock are not entitled to vote.

        For the election of directors and ratification of accountants a quorum must be present, either in person or by proxy, and a PLURALITY of the shares voting must vote in the affirmative.

        Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for the election of directors nor voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

   REVOCATION OF PROXIES Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person. A shareholder may revoke a proxy at any time before it is voted.

   SOLICITATION The accompanying proxy is solicited by the Company. The expense of solicitation, which is not expected to exceed the normal expense of a proxy solicitation for a meeting at which directors are elected, will be borne by the Company.

                       DIRECTORS AND EXECUTIVE OFFICERS

   Directors of the Company are divided into three classes, consisting of one director whose term expires at the 1999 Annual Meeting of Shareholders, two directors whose terms expire at the 2000 Annual Meeting, and two directors whose terms expire at the 2001 Annual Meeting. At the 1999 Annual Meeting, one director will be elected to hold office until his successor is elected and qualifies. W. Tennent Houston, who is presently a director and Chairman of the Board of the Company, is the nominee for election as director for a term which expires in 2002. Unless instructed to the contrary, the accompanying proxy will be voted to elect Mr. Houston as director.

   The Company's Bylaws provide for a Board of Directors consisting of not less than five nor more than nine members. The number of directors is fixed at five for the current year. The proxies may not be voted for more than one director.

   All executive officers of the Company are elected annually for terms of one year and hold office until their successors are elected and qualify.

   The table below provides information about the Company's directors and executive officers.

   NAME, BUSINESS        AGE        POSITION         YEAR      DIRECTOR    COMMON
   EXPERIENCE AND                 WITH COMPANY    DIRECTOR'S  OR OFFICER    STOCK
     COMMITTEES                                      TERM        SINCE  BENEFICIALLY
                                                    EXPIRES               OWNED(1)
                                                                         AMOUNT     PERCENTAGE(2)
-------------------------------------------------------------------------------------------------
DAVID W. COBB            50         Director         2001        1998      5,000            0.19%
Audit and Compensation Committee. President of Provident Capital Funding, a division of The Provident Bank.  Previously, Chairman, President, and Chief Executive Officer of National
Capital Holdings, Inc. from January, 1997 to December, 1998. President, mortgage finance subsidiaries of Furman Selz LLC from October 1995 through January, 1997. President of Raymond
James Mortgage Capital from January 1993 through October 1995.

DORRIE E. GREEN          40      Vice President,      N/A        1998    66,659(3)(4)       2.57%
                                 Chief Financial
                                     Officer
Chief Financial Officer of Merry Land & Investment Company, Inc.(footnote 8) from January, 1998 to October, 1998. Vice President of Merry Land & Investment Company, Inc. from January, 1995 to
October, 1998. Employee of Merry Land & Investment Company, Inc. since 1994. Chief Financial
Officer of JG Financial Management Services from September, 1992 to October, 1994.

W. TENNENT HOUSTON       48      Chairman of the     1999        1998    364,794(3)(5)     14.06%
                                  Board, Chief
                                Executive Officer
Executive Committee. Chief Executive Officer of Merry Land & Investment Company, Inc.
(footnote 8) from December, 1996 to October, 1998. President of Merry Land & Investment
Company from 1985 to October, 1998.  Chief Operating Officer of Merry Land & Investment Company
from 1985 to December, 1996. Chief Financial Officer of Merry Land & Investment Company
from 1982 until 1997.

BOONE A. KNOX            62         Director         2000        1998    141,481(6)         5.45%
Executive Committee, Audit and Compensation Committee. Chairman of the Board of Regions Bank,
Central Georgia since 1997. Chairman of the Board of Merry Land & Investment Company, Inc.
(footnote 8) from December, 1996 to October, 1998. Previously, Chairman of the Board and Chief
Executive Officer of Allied Bankshares, Inc. from 1984 to 1997. Director of Cousins
Properties Incorporated and Intercept Group, Inc., and a trustee of Equity Residential
Properties Trust.

STEWART R. SPEED         34         Director         2001        1998      1,300            0.05%
Audit and Compensation Committee.  Vice President of EastGroup Properties, Inc. since February,
1997. Previously, employee of Merry Land & Investment Company from April, 1993 to February,
1997.

MICHAEL N. THOMPSON      50         Director,        2000        1998    216,058(3)(7)      8.32%
                                President, Chief
                                Operating Officer
Executive Committee. Executive Vice President of Merry Land & Investment Company, Inc.(footnote 8)
from January, 1997 to October, 1998.  Chief Operating Officer of Merry Land & Investment Company,
Inc. from December, 1996 to October, 1998.  Vice President of Merry Land & Investment Company,
Inc. from August, 1992 to January, 1997.  Trustee of Equity Residential Properties Trust.

(1)    The shares shown were owned directly by the named person as of March
       8, 1999  unless otherwise indicated.
(2)    Assumes 2,595,300 shares outstanding as of March 8, 1998.
(3) On October 19, 1998, Messrs. Houston and Thompson each received a grant of 107,527 restricted Common Shares, and Mr. Green received a grant of 53,764 restricted Common Shares. One-fifteenth of each Executive Officer's restricted Common Shares vest on each anniversary date beginning on the date granted provided that they are still employed by the Company (otherwise, in the event the employee terminates service prior to vesting
       in the shares, the restricted Common Shares will be forfeitable).   Messrs.
       Houston, Thompson, and Green will be entitled to vote and to receive any dividends declared with respect to both vested and unvested shares.
(4)    Includes 77 shares held in Mr. Green's account in the Company's ESOP and 50,180 grant shares which are not yet vested.
(5) Includes 1,007 shares held in Mr. Houston's account in the Company's Employee Stock Ownership Plan ("ESOP"), 66,300 shares in the ESOP which have not been allocated to the account of any Company employee and for which Mr. Houston holds voting  power as sole trustee of the
       ESOP, and 100,359 grant shares which are not yet vested.
(6)    Includes   110,750   shares  owned  by  Knox  Limited,   a   limited
       partnership, 3133 Washington Road, Thomson, Georgia, 30824, of which
       Boone A. Knox is managing  general  partner,  11,046 shares owned by the Knox Foundation, a charitable trust, of which Boone A. Knox is trustee, 299 shares held by BT Investments, of which Boone A. Knox is  general  partner,  293  shares  held  in his wife's name, 11,738 shares held in the Estate of Peter S. Knox  III,  of  which Boone A.
       Knox is a co-executor, and 40 shares held by his niece and nephew.
(7)    Includes  286 shares owned by Mr. Thompson's wife and children,  260 shares held in Mr.Thompson's account in the Company's ESOP, 100,359 restricted Common Shares which are not vested.
(8) Merry Land Properties, Inc. was formed on September 3, 1998 as a corporate subsidiary of Merry Land & Investment Company, Inc. in connection with a transaction in which Merry Land & Investment Company was merged into
       Equity Residential Properties Trust on October  19,  1998.   On October 15,
       1998, the Common Stock of Merry Land Properties was spun off to the common shareholders of Merry Land & Investment Company. When the merger was completed, Merry Land Properties began operating as an independent public company.

                   THE BOARD AND ITS COMMITTEES

   The Board met once in 1998. The Board maintains an Executive Committee and an Audit and Compensation Committee but no nominating committee. The Executive Committee is empowered to conduct the business of the Company between Board meetings and met twice in 1998. The Audit and Compensation Committee supervises the Company's independent public accounting firm and determines the compensation for the Executive Officers of the Company. They did not meet in 1998. All directors attended all of the meetings of the Board and the committees on which they served in 1998.

   Directors, with the exception of Messrs. Houston and Thompson, receive fees of $1,000 for each Board meeting and Audit and Compensation Committee meeting attended, and $250 for each Executive Committee Meeting attended. In addition, the Board has approved a Directors Stock Compensation Plan and expects to award 2,000 shares of company common stock in 1999 to the Directors, with the exception of Messrs. Houston and Thompson. Messrs. Houston and Thompson, who are Company employees, receive no compensation for their service on the Board or its committees.

          REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

   The Company's Audit and Compensation Committee acts on compensation matters for the Chairman and President as well as for Directors. The Board of Directors acts as a whole on compensation matters for the other executive officers and the administration of stock grants.

   The Board's goal in setting executive compensation is to link pay to Company performance by making stock based compensation a significant component of executive pay and by paying discretionary cash bonuses on the basis of Company as well as individual performance. In determining all forms of compensation the Board evaluates competitors' levels of base salary, cash bonuses and stock based plans, the level of compensation necessary to attract and retain executive talent and the executive officer's contribution toward the achievement of the Company's goals of increasing shareholder value. Company performance is measured by several indicators, including stock price performance and growth in funds from operations. The Board does not establish specific performance criteria but instead subjectively considers the Company's performance and each executive officer's contribution toward the achievement of the Company goals.

   In order to lessen the Company's overhead burden for its first year of operation, neither the Chairman of the Board and Chief Executive Officer nor the President and Chief Operating Officer will receive any base pay in 1999. The Company intends to pay base salaries to its Chief Executive Officer and Chief Operating Officer once the Board is satisfied with the Company's prospects.

   In October, 1998, the shareholders of the Company approved the 1998 Management Incentive Plan under which the stock grants described above were made to its executives and other employees. The Board's objectives in administering the stock grants are to link a substantial portion of employee compensation to the value of the Company's common stock, thereby aligning the interests of its employees and executive officers with those of its shareholders, and also to retain its employees through long-term vesting of the grants. Benefits from these stock grant sare derived through vesting in fifteen annual installments and through increases in stock price and the payment of cash dividends, if any. In October, 1998, fifteen employees, including the company's three executive officers, received restricted stock grants for a total of 466,318 shares of the Company's common stock.

   The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1 million per year paid to the chief executive officer of a company as well as the other named executive officers listed in the Company's proxy statement will not be deductible unless the compensation is "performance-based" and the related compensation plans are approved by shareholders. The Company does not anticipate its executive compensation will come within the reach of this legislation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Although the Audit and Compensation Committee has not established any policy that would maintain the overall executive compensation level within any particular range of industry norms, the intent of the Board is that compensation of the Chief Executive Officer should be no more than is typical for chief executives of similar companies of similar size. The Committee believes that its stock grant program is a key element in motivating the Chief Executive Officer to achieve the Company's financial and operational objectives. Under this program a substantial portion of compensation is tied to continued employment by the Company and to increases in the price of the Company's common stock and the payment of cash dividends, if any.

   Mr. Houston did not receive any base pay or cash bonus in 1998, but he received grants for 107,527 shares of restricted stock. These shares had a value of $4.44 per share, based on the average of the high and low prices of the common stock, on October 19, 1998, the date of the grant. If he is still employed by the Company, one fifteenth of the restricted common stock granted becomes vested on each aniversary date of the award beginning on the date granted. At the market price of $5.50 per share on February 26, 1999, the value of the shares vested in 1999 would be approximately $40,000, and the value of the total award once vested using the value at the time of the grant of $4.44 per share would be $477,420. Mr. Houston is entitled to vote and to receive any dividends declared with respect to both vested and unvested shares. He will also be entitled to further compensation and awards as may be approved in the future by the board.



                                                       David W. Cobb

                                                  W. Tennent Houston

                                                       Boone A. Knox

                                                    Stewart R. Speed

                                                 Michael N. Thompson

                      EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid or accrued for services by the Company's three executive officers for the period from October 15, 1998 to December 31, 1998, the entire period of the Company's existence.


                                      ANNUAL             LONG-TERM
                                  COMPENSATION(1)      COMPENSATION
                                        SALARY       BONUS        RESTRICTED
                                                                     STOCK         ALL OTHER
                                                                   AWARDS(2)     COMPENSATION(3)
------------------------------------------------------------------------------------------------
W. TENNENT HOUSTON      1998                 -           -         $477,420            $716
Chairman of the Board
and Chief Executive Officer

MICHAEL N. THOMPSON     1998                 -           -         $477,420            $716
President and Chief Operating Officer

DORRIE E. GREEN         1998           $16,923      $4,000         $238,710      $2,408 (4)
Vice President and
Chief Financial Officer

(1) Messrs. Houston and Thompson did not receive any base pay or cash bonus from Merry Land Properties in 1998. Includes amounts paid for the period from October 15, 1998 to December 31, 1998. On October 15, 1998, the shares of Merry Land Properties, Inc., a newly created subsidiary of Merry Land & Investment Company, Inc. were spun out as a dividend to that firm's shareholders in conjunction with old Merry Land's merger into Equity Residential Properties Trust.

(2) See footnote 3 on page 4. Based upon the average of the high and low prices on the date of the grant of $4.44 per Common Share, the restricted Common Shares vested to each of Messrs. Houston and Thompson had a market value of $31,827, and the restricted Common Shares vested to Mr. Green had a market value of $15,914. The value of vested shares of each such grant, based on the closing price of the company's Common Shares on December 31, 1998 ($3.625 per share), was $25,985 for Messrs. Houston and Thompson, and $12,992 for Mr. Green. Based upon the average of the high and low prices on the date of the grant of $4.44 per Common Share, the market value of the vested and unvested shares to Messrs. Houston, Thompson and Green was $477,420, $477,420, and $238,710.

(3) Messrs. Houston, Thompson, and Green each receive $300 per month for an auto allowance, as do all employees of the Company who frequently use their car on Company business.

(4) The Company contributed $1,692 to the ESOP account of Mr. Green.

                  STOCK PRICE PERFORMANCE TABLE

   The table below compares the cumulative total return to the shareholders of Merry Land Properties, Inc. to the S&P 500 Index and a Peer Group constructed by the Company and assumes the reinvestment of all dividends at the market price on the day the dividend was paid for the period beginning October 15, 1998 and ending December 31, 1998, the entire period of the company's existence.

                                 MERRY LAND
 DATE                            PROPERTIES                S&P 500                 PEER GROUP
---------------------------------------------------------------------------------------------
10/15/98                           $100                      $100                  $100
12/31/98                            $82                      $116                   $96



    Assumes $100 Invested on October 15, 1998 in Merry Land Properties, Inc., S&P
    500 and the Peer Group. The Peer Group is comprised of publicly traded companies which are engaged principally or in significant part in the development, ownership, and management of multi-family residential real estate in the Southern United States. The peer group consists of Cornerstone Realty
    Income Trust, Echelon International Corp., Gables Residential Trust, Mid
    America Apartment Communities, Inc., Post Properties, Inc., Roberts Realty
    Investors, Inc., Summit Properties Inc., and United Dominion Realty Trust Inc.
    The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a Peer Group average.


              VOTING SECURITIES AND PRINCIPAL HOLDERS

   The close of business on March 8, 1998 has been set as the record date for determination of shareholders entitled to notice of and to vote at the meeting. On March 8, 1999, the total number of outstanding shares of the Company's common stock (the only voting securities of the Company) was 2,595,300, each of which is entitled to one vote. The table below sets forth certain information concerning the only persons known to the Company to beneficially own more than 5% of the outstanding common stock, and the beneficial ownership of common stock of the directors and executive officers as a group:

 NAME AND ADDRESS OF           AMOUNT AND NATURE         PERCENT OF
  BENEFICIAL OWNER               OF BENEFICIAL            CLASS(2)
                                OWNERSHIP AS OF
                               MARCH 8, 1998(1)
-------------------------------------------------------------------
W. Tennent Houston            364,794                      14.06%
   2821 Hillcrest Ave.
   Augusta, GA 30909

Michael N. Thompson           216,058                       8.32%
   5 Brigantine Court
   Savannah, GA 31410

Boone A. Knox                 141,481                       5.45%
      149 Main Street
      Thomson, GA 30824

All Directors and             795,292                      30.64%
Officers as a Group

--------
(1) Assumes 2,595,300 shares outstanding.

(2) See "Directors and Executive Officers".





                            ACCOUNTANTS

   The Board of Directors and the Audit Committee have appointed the firm of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended December 31, 1999. A proposal to ratify this appointment is being presented to the Shareholders at the Annual Meeting. A representative of the accounting firm will be present at the annual meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if desired.


           SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Any shareholder may present a proposal for consideration at future meetings of the shareholders. The procedures which a shareholder must follow to submit a proposal are fully set forth in Rule 14a-8 of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

      Among other requirements of the rule is a requirement that proposals for consideration at the next annual meeting of the Company's shareholders must be received at the Company's principal office not later than November 25, 1999.

              SECTION 16(A) BENEFICIAL OWNER REPORTING COMPLIANCE

   Under Securities and Exchange Commission rules relating to reporting of changes of beneficial ownership of Company common stock, the following reports relating to transactions of directors and executive officers of the Company were not timely filed due to inadvertence (although the transactions were timely reported in other filings on Schedules 13D with the Securities and Exchange Commission): One report relating to the purchase of stock by Mr. W. Tennent Houston and one report relating to the purchase of stock by Mr. Michael N. Thompson. Upon discovery, these oversights were promptly corrected.



                                 OTHER MATTERS

   The Board knows of no other matters to be brought before the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their discretion and judgment in such matters.



   THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR 1998. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO DORRIE E. GREEN, SECRETARY, MERRY LAND PROPERTIES, INC., P.O. BOX 1417, AUGUSTA, GEORGIA 30903.



March 25, 1999
MERRY LAND PROPERTIES, INC.

               MERRY LAND PROPERTIES, INC.

                     P.O. Box 1417

                 Augusta, Georgia 30903



   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS



   The undersigned hereby constitutes and appoints W. Tennent Houston and Michael N. Thompson, or either of them present at the annual meeting to be held on April 15, 1999 at 10:00 a.m. at the Morris Museum of Art, One Tenth Street, Augusta, Georgia, and at any or all adjournments, with power of substitution, as the undersigned's true and lawful attorney and proxy to represent the undersigned at that meeting and to vote in the undersigned's name, that number of shares which the undersigned is entitled to vote. The undersigned's attorney and proxy is hereby instructed to vote as follows:



1. ELECTION OF
   DIRECTORS
   <square> FOR the nominee  <square> WITHHOLD AUTHORITY to listed below vote for the nominee below
                                      W. Tennent Houston

2. RATIFICATION OF
   APPOINTMENT OF
   ARTHUR ANDERSEN,
   LLP AS INDEPENDENT
   PUBLIC ACCOUNTANTS
   FOR THE COMPANY FOR
   THE FISCAL YEAR
   ENDING DECEMBER 31,
   1999.
<square> FOR           <square> AGAINST            <square> ABSTAIN

3. IN THEIR DISCRETION,THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
   OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

<square> FOR <square> WITHHOLD AUTHORITY

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
FOR THE ELECTION OF DIRECTOR AND FOR THE RATIFICATION OF ACCOUNTANTS.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor,administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

                                                                       *  PLEASE INDICATE ANY CHANGE IN ADDRESS
                                                                      Dated:                                , 1999
                                                                      Signature of Shareholder
                                                                      Signature if held jointly
                                                                      Please specify choices, sign, date and return in the enclosed postage paid envelope.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.